UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ		08543-7528
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 28, 2014, Dataram Corporation (the "Company") received a letter from the Listing Qualifications Department of The NASDAQ OMX Group ("NASDAQ") notifying the Company that it was not in compliance with the $2,500,000 stockholders’ equity requirement as of January 31. 2014. In March 2014 the Company raised approximately $301,350 and $591,000 in connection with the exercise of warrants to purchase 86,100 shares of common stock and the sale of 219,754 shares of Common Stock, respectfully. After giving effect to these proceeds as of January 31, 2014 our stockholders equity is above the $2,500,000 requirement and details are included in the footnotes to the Company’s quarterly report for the period ended January 31, 2014 filed on March 21, 2014. The Company will submit a plan to the NASDAQ which reflects these capital raises. The company has 45 days to submit a plan to regain compliance and if approved will be granted 180 days to execute its plan. NASDAQ's recent letter has no immediate effect on the listing of the Company's common stock on The NASDAQ Capital Market, and its common stock will continue to trade on The NASDAQ Capital Market under the symbol "DRAM."

As part of the Company’s plan to regain compliance, on March 20, 2014, holders of warrants issued in connection with the sale of common stock on September 18, 2013, exercised 86,100 of those warrants at the exercise price of $3.50 per share resulting in net proceeds of approximately $301,350 after expenses. The exercise of these warrants resulted in the issuance of 86,100 shares of the Company’s common stock.

On March 13, 2014, the Company entered into a Second Supplemental Agreement to Engagement Agreement (the “Second Supplemental Agreement”) with TriPoint Global Equities, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to 219,750 shares of the Company’s common stock in a registered direct public offering (the “Offering”). The Second Supplemental Agreement supplements that certain engagement letter and Supplemental Agreement to Engagement Agreement dated August 29, 2013 and September 18, 2013, respectively, by and between the Company and the Placement Agent as disclosed on the Company’s Current Report on Form 8-K filed on September 19, 2013. Pursuant to the Second Supplemental Agreement, the Company issued 219,750 shares of common stock to certain investors for gross proceeds of $659,262 (the “Transaction”). The Placement Agent was entitled to a cash fee of $46,148 which was equal to 7.0% of the gross proceeds paid to the Company in the Offering. The Company also reimbursed the Placement Agent for legal and other expenses incurred by the Placement Agent in connection with the Offering in an amount of approximately $7,500.

The net proceeds to the Company from the Offering, after deducting placement agent fees and the estimated offering expenses borne by the Company, were approximately $591,000. After giving effect to the Offering and warrant exercise, the Company has 2,410,512 shares of common stock outstanding.

The shares were issued pursuant to a prospectus supplement dated March 20, 2014, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-173212), including a related prospectus, which was declared effective by the Commission on April 28, 2011.

On or before May 12, 2014, the Company will submit the balance of its plan to the NASDAQ OMX Group for their consideration.

The Company is actively pursuing all available options to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: April 2, 2014	By:	/s/ MARC P. PALKER
Marc P. Palker
Chief Financial Officer

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